Exhibit 99.1

Ceridian Becomes Dayforce

Brand evolution unites employees, customers, and partners around a shared ambition to make work life better

Toronto, ON and Minneapolis, MN, February 1, 2024 – Dayforce, Inc. (NYSE: DAY; TSX: DAY) (the “Company”), a global human capital management (HCM) leader that makes work life better, today announced its change in legal name and brand from Ceridian to Dayforce. Dayforce is the Company’s flagship HCM platform, which delivers value to thousands of organizations and millions of workers globally and has consistently been ranked as a market leader based on a rich history of innovation and excellence.

With this brand evolution, the Company continues to set a new standard for the HCM industry – one that is fueled by a commitment to help today’s boundless workforce become more engaged, empowered, efficient, and purposeful. This includes ongoing investment in simplicity at scale through AI-driven innovations and best-in-class experiences across every stage of the customer journey – helping organizations realize their full people potential, operate with confidence, and unlock quantifiable value.

“As one united brand – Dayforce – we firmly believe we can amplify our promise to make work life better,” said David Ossip, Chair and CEO, Dayforce, Inc. "Dayforce represents our products, company, and community at its best. As Dayforce, we will further our ability to foster the happiest customers, the most engaged employees, the best products, and the greatest return for the market."

Ossip shares more in the blog: We are Dayforce, which can be found on the Company’s new website.

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About Dayforce

Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Our single, global people platform for HR, payroll, talent, workforce management, and benefits equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

Forward-Looking Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our legal name change, the benefits of our unified branding, our investments in AI-driven innovations and best-in-class experiences, and our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

This press release should be read in conjunction with the risks detailed in the “Cautionary Note Regarding Forward-Looking Information,” “Forward-Looking Statement”, “Risk Factors” and other sections of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and other reports we file with the Securities and Exchange Commission. Copies of reports filed with the Securities and Exchange Commission are posted on our website and are available from us without charge.

Media Contact

Teri Murphy

647-417-2117

Teri.Murphy@dayforce.com